UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(a) Of
The Securities Exchange Act Of 1934

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

BOVIE MEDICAL CORPORATION
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOVIE MEDICAL CORPORATION
734 Walt Whitman Road, Suite #207
Melville, NY 11747

October 18, 2011

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

On behalf of your Board of Directors of Bovie Medical Corporation (the “Company”), you are cordially invited to attend the 2011 Annual Meeting of Stockholders to be held on October 18, 2011 at 3PM Eastern Standard Time at the Company’s facility located at 5115 Ulmerton Road, Clearwater, Florida 33760, Telephone No. 727-384-2323.

Information Concerning Solicitation and Voting

The Board of Directors is soliciting proxies for the 2011 Annual Meeting of Stockholders to be held on October 18, 2011.  This Proxy Statement contains information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and the 2010 Annual Report, are being mailed to stockholders on or about August 30, 2011.  The executive office of our Company is located at 734 Walt Whitman Road, Suite 207, Melville, NY 11747, telephone number 631-421-5452.

At the meeting, stockholders will be asked to:

1.	Elect nine (9) directors to the Board of Directors of the Company to serve until the 2012 Annual Meeting of Stockholders;
2.	To approve the Bovie Medical Corporation 2011 Share Incentive Plan; and
3.	Ratify the appointment of Kingery & Crouse PA as independent auditors for the Company for the fiscal year ending December 31, 2011;
4.	Transact such other business that may properly come before the meeting.

All stockholders are invited to attend the meeting.  The close of business on August 24, 2011 is the record date for determining stockholders entitled to vote at the Annual Meeting.  Consequently, only stockholders whose names appear on our books as owning our Common Stock at the close of business on August 24, 2011 will be entitled to notice of, and to vote at, the Annual Meeting and adjournment or postponement thereof.

Your vote is important to us.  Please complete, sign, date and promptly return the proxy in the enclosed envelope, so that your shares will be represented whether or not you attend the annual meeting.  Returning a proxy will not deprive you of your right to attend the meeting and vote your shares in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD OCTOBER 18, 2011:

THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND REPORT ON FORM 10-K FOR THE PERIOD ENDING DECEMBER 31, 2010 IS AVAILABLE AT www.boviemed.com. CLICK ON THE BUTTON “Investor Relations”.

By order of the Board of Directors

/s/ Andrew Makrides
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

August 30, 2011
Melville, New York

PROXY STATEMENT

BOVIE MEDICAL CORPORATION

Information Concerning Solicitation and Voting

Our Board of Directors is soliciting proxies for the 2011 Annual Meeting of Stockholders to be held at 3PM Eastern Standard Time on October 18, 2011 at our facility located at 5115 Ulmerton Road, Clearwater, Florida 33760. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and our 2010 Annual Report on Form 10-K, are being mailed to stockholders on or about August 30, 2011. Our executive office is located at 734 Walt Whitman Road, Suite 207, Melville, NY 11747.

Bovie will bear the expense of soliciting proxies. We estimate that the cost of solicitation of proxies will be approximately $25,000 to be incurred solely by Bovie. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

ABOUT THE ANNUAL MEETING

WHO IS SOLICITATING YOUR VOTE?
The Board of Directors of Bovie Medical Corporation (the "Company") is soliciting your vote at the 2011 Annual Meeting of Bovie's common stockholders being held at 3PM Eastern Standard Time on October 18, 2011 at the Company’s facility located at 5115 Ulmerton Road, Clearwater, Florida 33760, Telephone No. 727-384-2323.

WHAT WILL YOU BE VOTING ON?
(1) Election of nine (9) directors to the Board of Directors; (2) Approval of the Bovie Medical Corporation 2011 Share Incentive Plan; (3) Ratification of Kingery & Crouse, PA, as Bovie's auditors for the fiscal year ending December 31, 2011; and (4) any other matters which may properly come before the meeting.

HOW MANY VOTES DO STOCKHOLDERS HAVE?
You will have one vote for every share of the Company's common stock you owned of record on August 24, 2011 (the “Record Date”).

HOW MANY VOTES CAN BE CAST BY ALL COMMON STOCKHOLDERS?
One vote for each of the Company's outstanding shares of common stock which were outstanding on the Record Date. The common stock will vote as a single class on all matters scheduled to be voted on at the Annual Meeting.  There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?
A majority of the outstanding shares of common stock entitled to vote represented in person or by proxy constitute a quorum.  Abstentions and broker non-votes will count for purposes of determining whether a quorum exists, but not for voting purposes.

HOW MAY I VOTE MY SHARES?
You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

(a)              How may I vote my shares in person at the meeting?

If your shares are registered directly in your name with our transfer agent, Manhattan Transfer Registrar Co., on the Record Date, you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by the Company.  As the stockholder of record, you have the right to vote in person at the meeting.  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you are also invited to attend the Annual Meeting.  Since you are a beneficial owner and not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares in its name, giving you the right to vote the shares at the meeting.

(b)	How can I vote my shares without attending the meeting?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting.  You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.  In most cases, you will be able to do this by telephone, by using the internet or by mail.  Please refer to the summary instructions included with proxy materials and on your proxy card.  For shares held in street name, the voting instruction card will be included in the materials forwarded by the broker or nominee.  If you have telephone or internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card.  You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions with your proxy materials and on your proxy card.  You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included in the materials forwarded by your stockbroker or nominee and mailing it in the enclosed, postage paid envelope.  If you provide specific voting instructions, your shares will be voted as you have instructed.

CAN YOU CHANGE YOUR VOTE?

(a)	Can a stockholder change his vote?

Yes. Any registered stockholder who voted by proxy or in person may change his or her vote at any time before recording the votes on the date of the Annual Meeting.

(b)	How can I change my vote after I return my proxy card?

Provided you are the stockholder of record or have legal proxy from your nominee, you may revoke your proxy and change your vote at any time before the final vote at the meeting.  You may do this by signing and submitting a new proxy card bearing a later date, or by attending the meeting and voting in person.  Attending the meeting will not revoke your proxy unless you specifically request it.

WHAT IF YOU DO NOT VOTE FOR SOME OF THE MATTERS LISTED ON YOUR PROXY?
If you return a signed proxy without indicating your vote for some or all of the proposals, your shares will be voted "FOR" the Board’s nominees for director, “FOR” the ratification of the appointment of Kingery & Crouse, PA, “FOR” the approval of the Bovie Medical Corporation 2011 Share Incentive Plan and in the proxy holder’s best judgment as to any other matters raised at the Annual Meeting.

WHAT IF YOU VOTE "ABSTAIN"?
A vote to "abstain" on any matter indicates that your shares will not be voted for such matter and will have the effect of a vote against the proposal.

CAN YOUR SHARES BE VOTED IF YOU DO NOT RETURN YOUR PROXY AND DO NOT ATTEND THE ANNUAL MEETING?
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner.  Broker non-votes count for quorum purposes but not for voting purposes.

If you do not attend and vote your shares which are registered in your name or if you do not otherwise fill out the proxy card and vote by proxy, your shares will not be voted.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?
Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is actually voted.

WHAT IS HOUSEHOLDING OF ANNUAL MEETING MATERIALS?

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statement and annual reports. This means that only one copy of our proxy statement and annual report to Stockholders may have been sent to multiple Stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact the Secretary at the following address or telephone number: 5115 Ulmerton Road, Clearwater, Florida 33760, Telephone No. 727-384-2323.  If you want to receive separate copies of the proxy statement or the annual report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

DO STOCKHOLDERS HAVE DISSENTER’S RIGHTS?

Stockholders are not entitled to dissenter’s rights of appraisal with respect to the proposals being voted on.

PROPOSAL ONE

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Governance and Nominating Committee has nominated nine (9) persons consisting of Andrew Makrides, J. Robert Saron, George Kromer, Michael Norman, August Lentricchia, Steven MacLaren, Michael Geraghty, Lawrence J. Waldman and Gregory Konesky, each a current Director, for re-election to the Board of Directors.  Each director serves from the date of his or her election until the next annual meeting of stockholders and until his successor is duly elected and qualified.  The accompanying proxy card will be voted in favor of the persons named above to serve as directors, unless the Stockholder indicates to the contrary on the proxy card.  See “Information Regarding Executive Officers and Directors” for biographical information as to each nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE NINE NOMINEES PROPOSED BY THE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS.

Information Regarding our Board of Directors

Our Certificate of Incorporation and Bylaws provide for our Company to be managed by or under the direction of the Board of Directors.  Under our Certificate of Incorporation and Bylaws, the number of directors is fixed from time to time by the Board of Directors.   The maximum number of directors is currently fixed at nine, and the number of directors serving on the Board is currently nine.  Our Board of Directors currently consists of nine directors, six of which have been determined to be “independent” as defined by the applicable rules of the NYSE Amex Market.  These “independent” directors are Michael Norman, August Lentricchia, Steven MacLaren, Michael Geraghty, Greg Konesky, and Lawrence Waldman.  Our Common Stock is listed on the NYSE Amex Market.

The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required. Written or electronic materials are distributed in advance of meetings as a general rule and our Board of Directors schedules meetings with, and presentations from, members of our senior management on a regular basis and as required.

Directors are elected at the Annual Meeting of Stockholders and hold office until our next Annual Meeting and until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

The Board of Directors held six (6) meetings during the 2010 fiscal year.  All of the directors attended 100% of the meetings of the Board of Directors and of the committees on which they served except Michael Norman did not attend a telephonic meeting of the Board of Directors held on September 23, 2010 due to travel commitments.  While we encourage all members of the Board of Directors to attend Annual Meetings of Stockholders, there is no formal policy as to their attendance.  All board members were in attendance at the 2010 Annual Meeting.

Legal Proceedings Involving Directors

There were no legal proceedings involving the nominees to the Board of Directors in the past ten years.

Board Leadership Structure

The Board has no formal policy with respect to separation of the positions of Chairman and CEO or with respect to whether the Chairman should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board from time to time.  Currently, Andrew Makrides serves as our Chairman and CEO. Given the fact that Mr. Makrides, in his capacity as our CEO is tasked with the responsibility of implementing our corporate strategy, we believe he is best suited for leading discussions, at the Board level, regarding performance relative to our corporate strategy, and this discussion accounts for a significant portion of the time devoted at our Board meetings.

Risk Management Oversight

Our management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis.  The Board’s responsibility is to monitor our risk management processes concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks.  The Board has played, and continues to play, a very active role in providing on-going oversight to management in identifying and managing the material risks we face.

While the Board periodically reviews and discusses the overall risks we face, as well as risk management and mitigation in the context of specific plans or projects being proposed or implemented, the Board also exercises its overall responsibility for risk oversight through its committees.  The Audit Committee of the Board is primarily responsible for overseeing management’s processes for managing financial and operational risk in the Company.  The Audit Committee also has primary responsibility at the Board level with respect to overseeing the management of risks relating to the reliability of our financial reporting processes and system of internal controls.  In connection with that responsibility, the Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor.  The Audit Committee meets with management and the independent auditor to review and discuss the annual audited and quarterly unaudited financial statements and reviews the integrity of our accounting and financial reporting processes and audits of our financial statements.

Similarly, the Compensation Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with our compensation programs, policies and practices with respect to both executive compensation, non-employee director compensation, and compensation generally.  The Governance and Nominating Committee of the Board oversees risks associated within the areas of responsibility and periodically analyzes corporate governance practices in order to assist the Board in its risk oversight activities.

INFORMATION REGARDING EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, ages and positions within the Company of each of our directors and executive officers.

Name of Nominee	Age	Board Independence	Position

Andrew Makrides	69	No	Chairman of the Board and CEO

Name of Nominee	Age	Board Independence	Position

J. Robert Saron	58	No	President, Chief Sales and Marketing Officer and Director
George Kromer	70	No	Research Analyst and Director
Michael Norman	53	Yes	Director
August Lentricchia	56	Yes	Director
Moshe Citronowicz	58	__	Executive Vice President and Chief Operating Officer
Gary D. Pickett	60	__	Chief Financial Officer, Treasurer and Secretary
Steven MacLaren	41	Yes	Director
Michael Geraghty	63	Yes	Director
Lawrence J. Waldman	64	Yes	Director
Gregory Konesky	57	Yes	Director
Leonard Keen	54	__	Vice President and General Counsel

Andrew Makrides, Esq., age 69, Chairman of the Board and CEO and member of the Board of Directors, received a Bachelor of Arts degree in Psychology from Hofstra University and a Juris Doctor Degree from Brooklyn Law School. He is a member of the Bar of the State of New York and practiced law from 1968 until joining Bovie Medical Corporation as a co-founder and Executive Vice President and director, in 1982. Mr. Makrides became President of the Company in 1985 and the CEO in December 1998 and has served as such until March 18, 2011 at which point he relinquished his position as President, but remained CEO.  Mr. Makrides employment contract extends to January 31, 2014. We believe that Mr. Makrides, experience as an attorney and his more than 28 years of executive management experience in the medical industry makes him uniquely qualified to be a member of our board.

J. Robert Saron, age 58, President, Chief Sales and Marketing Officer and Director, holds a Bachelor degree in Social and Behavioral Science from the University of South Florida. From 1988 to present Mr. Saron has served as a director of the Company. Mr. Saron previously served as CEO and chairman of the Board of the Company from 1994 to December 1998 and is currently the President and Chief Sales and Marketing Officer. Mr. Saron also serves on one industry board as past president of the Health Care Manufacturing Management Council and formerly served as director of the Health Industry Distributors Association Education Foundation.  Mr. Saron’s employment contract extends to January 31, 2014. Mr. Saron brings over 22 years of executive management, marketing and distribution experience in the medical industry.

George Kromer, Jr., age 70, became a director on October 1, 1995. On January 1, 2006 Mr. Kromer accepted an employment position with Bovie Medical Corporation as research analyst for the company in which he still maintains his capacity as a director. Mr. Kromer had been writing for business publications since 1980. In 1976, he received a Master’s Degree in health administration from Long Island University. He was engaged as a Senior Hospital Care Investigator for the City of New York Health & Hospital Corporation from 1966 to 1986. He also holds a Bachelor of Science Degree from Long Island University’s Brooklyn Campus and an Associate in Applied Science Degree from New York City Community College, Brooklyn, New York. Mr. Kromer has over 30 years of experience as a business analyst with a specialty in the medical industry.

Michael Norman, CPA, age 53, joined Bovie in 2004.  He manages the CPA firm, Michael Norman, CPA, PC since 1994 specializing in business financial planning as well as governmental and financial auditing. Mr. Norman is a member of the Nassau County Board of Assessors, Treasurer of the Don Monti Memorial Research Foundation and a Glen Cove City Councilman, all located on Long Island, New York. Mr. Norman provides the board with over 20 years of experience as a CPA and also serves as Chairman and one of the expert members of our Audit Committee.

August Lentricchia, age 56, is presently employed by Freedom Tax and Financial Services Bohemia as a Registered Representative since 2001. He is also licensed as a Registered Representative and investment consultant of HD Vest Investment Services, a non-bank subsidiary of Wells Fargo and Company. He has also served as an investment consultant for Citibank. He received a BA degree from the University of Arizona in 1977 and has received a Masters degree in Education from Dowling College in 2004. Mr. Lentricchia has over 25 years of financial and investment experience and also serves on our Audit Committee.

Moshe Citronowicz, age 58, is a graduate of the University of Be’er Sheva, Be’er Sheva, Israel, with a Bachelor of Science Degree in electrical engineering.  Since coming to the United States in 1978, Mr. Citronowicz has worked in a variety of manufacturing and high technology industries. In October 1993, Mr. Citronowicz joined the Company as Vice President of Operations. He is responsible for all areas of manufacturing, purchasing, product redesign, as well as new product design. In September 1997, Mr. Citronowicz was appointed by the Board of Directors to the position of Executive Vice President and Chief Operating Officer. Mr. Citronowicz’s employment contract extends to January 31, 2014.

Gary D. Pickett, CPA, age 60, holds an MBA from the University of Tampa, a BS degree in Accounting from Florida State University, and served five years as a field artillery officer in the United States Army.  Mr. Pickett joined as controller of Bovie in March 2006 and became Chief Financial Officer in October 2006.  Mr. Pickett held positions of Director of Financial Systems with Progress Energy Services of Raleigh, NC, Vice President and Controller of Progress Rail Services, a subsidiary of Progress Energy Services in Albertville, AL, each of which were non-affiliated with Bovie.  He has had extensive experience in Sarbanes-Oxley implementation as well as GAAP accounting and SEC Reporting. Mr. Pickett’s employment contract extends to June 2013.

Steven MacLaren, age 41, joined Bovie as a director in April 2008. Mr. MacLaren is a 1991 graduate of The Ohio State University in Columbus, Ohio with a BSBA degree in accounting. He is currently the president and a shareholder of Ronin Consulting Group, Inc. of Belleair Bluffs, Florida, which he started in February 2004 and which has provided consulting services for Bovie Medical since August 2005. Previous to this he served as the CFO and a technical currency trader of Capital Management Group, LLC, an investment company located in Naples, FL from November 2001 through February 2004. Mr. MacLaren has a history with the Company as he also served as Bovie Medical’s Controller from November 1996 through October 2001.  Mr. MacLaren serves as the Chairman of our Compensation Committee and the Nominating Committee and brings approximately 20 years of business and financial experience to the board.

Michael Geraghty, age 63, is the Executive Vice President of Global Sales at Optos, Inc., a developer and manufacturer of retinal imaging devices for screening, detection and diagnosis of eye related conditions.  From 2005 through 2008, he was the President of International Sales at Gyrus Acmi where he first started in 2000 as Senior Vice President of Sales for Gyrus Medical.  Prior to this, Mr. Geraghty was the Vice President of Sales and Marketing for Everest Medical, Inc. and before that was the Director of Marketing for Advanced Products at Arthrocare Corporation.  Mr. Geraghty specializes in building independent direct sales teams in the medical device industry and has extensive domestic and international sales and marketing experience.  He received his bachelor’s degree from St. Mary’s University and graduate degree in Executive Sales Management from the University of Minnesota.  Mr. Geraghty brings with him more than 25 years of medical device industry experience.

Lawrence Waldman, age 64, is a certified public accountant and is currently the Partner-in-Charge of Commercial Audit Practice Development of the accounting firm Holtz Rubenstein Reminick LLP.  He has over thirty-five years of experience in public accounting, including over thirty years experience as an audit partner serving a wide range of clients.  Prior to joining Holtz Rubenstein, Mr. Waldman was the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he began his career in 1972.   Mr. Waldman is also a member of the Board of Trustees of the Long Island Power Authority and serves on the Finance and Audit Committee of the Board of Trustees.  He is currently the Treasurer of the Long Island Association as well as a member of its Board of Directors and Chairman of the Finance Committee.  In addition, Mr. Waldman is a member of the Board of Directors and Treasurer of each of the Long Island Angel Network and the Advanced Energy Research Center at Stony Brook University and a member of the Dean’s Advisory Board of the Hofstra University Frank G. Zarb School of Business.  Mr. Waldman received his bachelor’s degree and MBA from Hofstra University where he is also an adjunct professor. Mr. Waldman currently serves as an expert member on our Audit Committee.  With his more than 35 years of accounting and auditing experience, together with his extensive service on various boards, Mr. Waldman is uniquely qualified to serve on our Board of Directors.

Gregory A. Konesky, age 57, joined Bovie as a director in December 2009 and is a 1977 graduate of Polytechnic University Brooklyn, NY with a B.S. in Electrical Engineering degree in computer science. He has been a scientific consultant to Bovie Medical Corporation for over 12 years. He is a member of Bovie’s Scientific Advisory Board and is Lead Scientist for the Company’s J-Plasma technology. He has two patents granted and three pending, and has authored over 51 articles on a wide range of subjects including medical plasma technology, optical communications, astrobiology, and others. He has also served as a technical advisor to the investment community and is a member of numerous professional and scientific associations.  Mr. Konesky has extensive scientific and technical experience in the medical device industry.

Leonard Keen, Esq., age 54, joined Bovie as Vice President & General Counsel in March 2010.  Previously, Mr. Keen provided IT, business and legal consulting services to the Company since 1999.  He holds a JD degree, with Honors, from the University of Florida Levin College of Law and a BS degree, cum laude, in chemistry from the University of Miami.  Admitted to Florida state and federal courts, and a U.S. Registered Patent Attorney, Mr. Keen has served as a law partner with the Atlanta IP boutique of Kaplan Ward & Patel, an associate with the Orlando IP boutique of Allen Dyer et al., and solo practitioner focusing on business, intellectual property and M&A law.  He also served as VP, Strategic & Legal Affairs and General Counsel at NCR Self-Service Travel (formerly Kinetics, Inc.).  Mr. Keen is an adjunct professor for IP and law courses at Seminole State College and Florida Institute of Technology, and a UCF Technology Incubator Excellence in Entrepreneurship panelist.  Prior to entering the practice of law, Mr. Keen spent 20 years conducting biomedical research, working in the medical device and computer science fields, and serving as an IT and operations executive in corporate settings.  Mr. Keen’s 3-year employment contract automatically extends year-to-year.

COMMITTEES OF OUR BOARD OF DIRECTORS

We have a standing Audit Committee, Compensation Committee and Governance and Nominating Committee.

Audit Committee

The Audit Committee assists the full Board of Directors in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee reviews and discusses with management and our independent accountants the annual audited and quarterly financial statements, reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of our independent accountants, and prepares the Audit Committee Report included in the Company’s Annual Report on Form 10-K in accordance with rules and regulations of the Securities and Exchange Commission. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The Audit Committee also acts as a qualified legal compliance committee.

The members of our Audit Committee are Michael Norman CPA, August Lentricchia, and Lawrence Waldman CPA. Our Board of Directors has determined that Messers Norman, Lentricchia and Waldman are “independent” under Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules of the NYSE Amex Exchange.  Mr. Norman serves as the Chairman of the Audit Committee.  Messers Norman and Waldman each qualify as a “financial expert” (as defined in Item 407(a)(5) of Regulation S-K promulgated under the Exchange Act), for the Committee. The Audit Committee meets as often as it determines necessary but not less frequently than once every fiscal quarter.  During 2010, the Audit Committee held four (4) meetings.

A copy of the Audit Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the Audit Committee Charter is available at www.boviemed.com.  Select the “Investor Relations” button.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the Board and committees thereof. Our Governance and Nominating Committee consists of four independent members of the Board of Directors, Steven MacLaren who serves as Chairman, Michael Norman CPA, August Lentricchia and Lawrence Waldman CPA. The Governance and Nominating Committee meets as often as it determines necessary, but not less than once a year.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance and Nominating Committee focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth immediately above.  We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.  As more specifically described in such person’s individual biographies set forth above, our directors possess relevant and industry-specific experience and knowledge in the medical, engineering and business fields, as the case may be, which we believe enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy.  The Governance and Nominating Committee annually reviews and makes recommendations to the Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable regulatory requirements.

The Governance and Nominating Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our stockholders. The Governance and Nominating Committee will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in existing independence requirements of the NYSE Amex Market and the Securities and Exchange Commission, the business, scientific or engineering experience currently desired on the Board, geography, the nominee’s industry experience, and the nominee’s general ability to enhance the overall composition of the Board.

The Governance and Nominating Committee does not have a formal policy on diversity; however, in recommending directors, the Board and the Committee consider the specific background and experience of the Board members and other personal attributes in an effort to provide a diverse mix of capabilities, contributions and viewpoints which the Board believes enables it to function effectively as the Board of Directors of a company with our size and nature of business.

During 2010, the Governance and Nominating Committee held one (1) meeting.

If a Stockholder wishes to nominate a candidate to be considered for election as a director at the 2012 Annual Meeting of Stockholders, he or she must submit nominations in accordance with the procedures set forth in “Stockholder Proposals For Next Annual Meeting.” If a Stockholder wishes simply to propose a candidate for consideration as a nominee by the Governance and Nominating Committee, he or she should submit any pertinent information regarding the candidate to the members of the Governance and Nominating Committee of Bovie Medical Corporation, c/o Secretary, 5115 Ulmerton Road, Clearwater, Florida 33760.

A copy of the Governance and Nominating Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the Governance and Nominating Committee Charter is available at www.boviemed.com.  Select the “Investor Relations” button.

Compensation Committee

The Compensation Committee is responsible for overseeing our compensation and employee benefit plans (including those involving the issuance of our equity securities) and practices, including formulating, evaluating, and approving the compensation of our executive officers and reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer.  With respect to executive officer compensation, the Compensation Committee receives recommendations and information from senior management.  The Committee is also responsible for recommending the level of Board of Directors' compensation to the full Board of Directors. Our Compensation Committee consists of four independent members of the Board of Directors, Steven MacLaren who serves as Chairman, Michael Norman CPA, August Lentricchia, and Michael Geraghty. The Compensation Committee meets as often as it determines necessary, but not less than once a year.

During 2010, the Compensation Committee held one (1) meeting.

In 2010, the Compensation Committee did not engage any independent consultants.

A copy of the Compensation Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the Compensation Committee Charter is available at www.boviemed.com.  Select the “Investor Relations” button.

The table below indicates the current membership of each committee and how many times the Board and each committee met in 2010:

	Board	Audit	Governance and Nominating	Compensation
Andrew Makrides	Chair
J. Robert Saron	Member
George Kromer	Member
Michael Norman	Member	Chair*	Member	Member
August Lentricchia	Member	Member	Member	Member
Steven MacLaren	Member		Chair	Chair
Michael Geraghty	Member			Member
Lawrence J. Waldman	Member	Member*	Member
Gregory Konesky	Member
Number of Meetings	6	4	1	1

*Mr. Norman and Mr. Waldman have also been designated the Audit Committee’s financial experts.

Stockholder Communications

The Board of Directors provides a process by which Stockholders may communicate with the Board, including our independent directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to any director or the entire Board of Directors of Bovie Medical Corporation, c/o Secretary, 5115 Ulmerton Road, Clearwater, Florida 33760.  All mail received at the above address that is addressed to the Board of Directors or any individual director will be relayed by the Company to the Board of Directors or individual director.  On a periodic basis, all such communications will be compiled by the Secretary and submitted to the Board of Directors or the individual director whom the communications are addressed.

Code of Ethics

On March 30, 2004, Bovie adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer.

A copy of the code of ethics will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the code of ethics is available at www.boviemed.com.  Select the “Investor Relations” button.

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Philosophy

We operate in the medical device industry.  The Compensation Committee believes the primary objective of our compensation program for employees, including our compensation program for executive officers, is to attract, retain, and motivate qualified individuals and reward them in a manner that is fair to all stockholders. We strive to provide incentives for our employees that rewards them for their contribution to the Company.

Our compensation program is designed to be competitive with other employment opportunities and to align the interests of all employees, including executive officers, with the long-term interests of our stockholders.

With these objectives in mind, our Board has built executive and non-executive compensation programs that consists of two principal elements - Base Salary and grants of stock options and/or shares of restricted stock.

The Compensation Committee believes that our current compensation plans are competitive and reasonable.

Compensation Program and Elements of Compensation

Base Salary

Bovie pays base salaries to its executive officers in order to provide a consistent, minimum level of pay that sustained individual performance warrants. We also believe that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

The annual base salaries of our executive officers are determined by its Compensation Committee and approved by the Board of Directors. All salary decisions are based on each executive’s level of responsibility, experience and recent and past performance, as determined by the Compensation Committee. The Compensation Committee does not benchmark its base salaries in any way, nor do they presently employ the services of a compensation consultant.  The Compensation Committee will, where appropriate, review data available from public sources on pay levels and practices for comparable-sized companies both within and outside our industry.

At a meeting of the Board of Directors held on June 2, 2011, based on the recommendation of the Compensation Committee, the Board elected not to increase the base salary of any executive officer, except that the base salary of Gary Pickett, our Chief Financial Officer was increased to $115,000 per year, effective immediately.  The primary basis for this determination was company and individual executive performance.

Stock Options

The second component of executive compensation is equity grants which have mainly come in the form of stock options. Bovie believes that equity ownership in the Company is important to provide its Named Executive Officers with long-term incentives to better align interests of executives with the interests of stockholders and build value for Bovie stockholders. In addition, the equity compensation is designed to attract and retain the executive management team. Stock options have value only if the stock price increases over time and, therefore, provide executives with an incentive to build Bovie's value. This characteristic ensures that the executive officers have a meaningful portion of their compensation tied to future stock price increases and rewards management for long-term strategic planning and growth through the resulting enhancement of our stock price.

Stock option awards to executive officers are entirely discretionary. The CEO and COO recommend to the Compensation Committee which individuals should be awarded stock options. The Compensation Committee considers the prior contribution of these individuals and their expected future contributions to the growth of Bovie then formulates and presents the recommended allocation of stock option awards to the Board of Directors for approval. The Board of Directors approves or, if necessary, modifies the Committee’s recommendations.

Perquisites and Other Benefits

Bovie's executive officers are eligible for the same health and welfare programs and benefits as the rest of its employees in their respective locations. In addition, Bovie's CEO, COO, and President, Chief Sales and Marketing Officer each receive an automobile allowance of approximately $6,300 per year.

Bovie's executive officers are entitled to participate in and receive employer contributions to Bovie's 401(k) Savings Plan. However, in January of 2009 management made the decision to suspend the employer 401(k) match, which as of the date hereof has not been re-instated. For more information on employer contributions to the 401(k) Savings Plan see the Summary Compensation Table and its footnotes.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct as a business expense in any year with respect to each of our most highly paid executives unless, among other things, such compensation is performance-based and has been approved by stockholders. The non-performance-based compensation paid to our executive officers for the 2010 fiscal year did not exceed the $1 million limit per executive officer. Accounting considerations also play an important role in the design of our executive compensation program. Accounting rules such as FASB ASC Topic 718-10-10, Share-Based Payment, require us to expense the cost of our stock option grants which reduces the amount of our reported profits. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to the number and value of the shares underlying stock options we grant.

Summary Compensation Table

The following table sets forth the compensation paid to our chief executive officer, chief financial officer, and other highly compensated officers, our “named executive officers,” with respect to the Company’s fiscal years ended December 31, 2010, December 31, 2009, and December 31, 2008. The Company has no executive officers other than the “named executive officers.”

Name And Principal Position	Year	Salary ($)		Bonus ($) **	Stock Awards ($)	Option Awards ($) *		Non- Equity Incentive Plan Compensa- tion Earnings ($)	Change in Pension Value and Nonquali-fied Deferred compen- sation Earnings ($)	All Other Compen-Sation ($)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)		(j)
Andrew Makrides President, CEO, Chairman of the Board	2010	$205,252		$0	$0	$0		$0	$0	$19,542	(6)	$224,794
	2009	$205,252		$0	$0	$0		$0	$0	$18,463	(1)	$223,715
	2008	$208,598		$3,870	$0	$0		$0	$0	$20,553	(9)	$233,021

Gary D. Pickett CFO, Treasurer, Secretary	2010	$101,970		$0	$0	$9,800	(7)	$0	$0	$374	(10)	$112,144
	2009	$101,186		$0	$0	$43,750	(8)	$0	$0	$483	(2)	$145,419
	2008	$104,083		$1,961	$0	$0		$0	$0	$3,316	(15)	$109,360

J. Robert Saron Chief Sales and Marketing Officer and Director	2010	$290,651		$0	$0	$0		$0	$0	$9,159	(11)	$299,810
	2009	$290,651		$0	$0	$0		$0	$0	$10,972	(3)	$301,623
	2008	$295,650		$5,480	$0	$0		$0	$0	$21,312	(12)	$322,442

Moshe Citronowicz Vice President Chief Operating Officer	2010	$213,549		$0	$0	$0		$0	$0	$15,327	(13)	$228,876
	2009	$213,549		$0	$0	$0		$0	$0	$14,069	(4)	$227,618
	2008	$213,197		$3,834	0	$0		0	$0	$21,055	(14)	$238,086

Leonard Keen Vice President and General Counsel	2010	$151,442	(16)	$0	$0	$0		$0	$0	$82,580	(5)	$234,022
	2009
	2008

__________________________________________

* These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation).  Pursuant to SEC rule changes effective February 28, 2010, we are required to reflect the total grant date fair values of the option grants in the year of grant, rather than the portion of this amount that was recognized for financial statement reporting purposes in a given fiscal year which was required under the prior SEC rules, resulting in a change to the amounts reported in prior Annual Reports.

** Column (d) consists of amounts for annual bonuses given to all employees equal to one week of base compensation.

(1) This amount includes: $155 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,310; life insurance premiums of $431; and health insurance premiums of $11,567.

(2) This amount includes: $118 of employer contributions under the Bovie Employee 401(k) savings plan; and life insurance premiums of $365.

(3) This amount includes: $336 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,310; life insurance premiums of $470; and health insurance premiums of $3,856.

(4) This amount includes: $242 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,310; life insurance premiums of $470; and health insurance premiums of $7,047.

(5) This amount includes: life insurance premiums of $280; and relocation and housing expenses of $82,300.

(6) This amount includes: car allowance of $6,310; life insurance premiums of $440; and health insurance premiums of $12,792.

(7) In 2010 a total of 10,000 options were granted to Mr. Pickett on July 8, 2010 with a fair value of $0.98 per option.

(8) On October 26, 2009 a total of 12,500 options were granted to Mr. Pickett with a fair value of $3.50 per option.

(9) This amount includes: $4,151 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,431; life insurance premiums of $395; and health insurance premiums of $9,576.

(10) This amount includes life insurance premiums of $374.

(11) This amount includes: car allowance of $6,310; life insurance premiums of $479; and health insurance premiums of $2,370

(12) This amount includes: $8,738 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,431; life insurance premiums of $434; and health insurance premiums of $5,709.

(13) This amount includes: car allowance of $6,310; life insurance premiums of $479; and health insurance premiums of $8,538.

(14) This amount includes: $6,470 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,431; life insurance premiums of $434; and health insurance premiums of $7,720.

(15) This amount includes: $2,970 of employer contributions under the Bovie Employee 401(k) savings plan; and life insurance premiums of $346.

(16) This amount represents a partial year as Mr. Keen was hired on March 2, 2010.

Employment Agreements and Potential Payments Upon Termination or Change in Control

At December 31, 2010, we were obligated under employment contracts with Mr. Makrides, Mr. Saron, and Mr. Citronowicz that are set to expire in January 2014 and contain an automatic extension for a period of one year unless we provide the executives with appropriate written notice pursuant to the contracts.  We also entered into an employment agreement with Leonard Keen in March, 2010, which effectively has an initial term of four (4) years and which automatically extends for an additional one year upon the expiration of each year of the term, unless appropriate written notice is given.  The employment agreements provide, among other things, that the Executive may be terminated as follows:

(a)	Upon the death of the Executive, in which case the Executive’s estate shall be paid the basic annual compensation due the Employee pro-rated through the date of death.

(b)
By the resignation of the Executive at any time upon at least thirty (30) days prior written notice to Bovie in which case Bovie shall be obligated to pay the Employee the basic annual compensation due him pro-rated to the effective date of termination,

(c)
By Bovie, “for cause” if during the term of the Employment Agreement the Employee violates the non-competition provisions of his employment agreement, or is found guilty in a court of law of any crime of moral turpitude in which case the contract would be terminated and provisions for future compensation forfeited.

(d)
By Bovie, without cause, with the majority approval of the Board of Directors, for Messrs. Makrides, Saron, Citronowicz and Keen at any time upon at least thirty (30) days prior written notice to the executive. In this case Bovie shall be obligated to pay the executive (other than Mr. Keen) compensation in effect at such time, including all bonuses, accrued or prorated, and expenses up to the date of termination. Thereafter for Messrs Makrides, Saron and Citronowicz, for the period remaining under the contract, Bovie shall pay the Executive the salary in effect at the time of termination payable weekly until the end of their contract.  In the case of, Mr. Keen, Bovie shall pay a lump sum equal to three (3) times the salary and benefits in effect at the time of termination.

(e)
In the case of Mr. Keen, in the event the Company elects not to renew the term of the agreement by providing not less than one (1) year and one (1) day prior written notice, upon not less than thirty (30) days prior written notice, Mr. Keen may elect to terminate the agreement and receive a lump-sum payment equal to three (3) times his base salary and benefits then in effect.

(f)
If Bovie fails to meet its obligations to the Executive on a timely basis, or if there is a change in the control of Bovie, and in the case of Mr. Keen, if Bovie provides Mr. Keen with a notice of non-renewal, the Executive may elect to terminate his employment agreement. Upon any such termination or breach of any of its obligations under the Employment Agreement, Bovie shall pay the Executive a lump sum severance equal to three times the annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the Employment Agreement up to the date of termination

We have an employment contract with Mr. Pickett to serve as Chief Financial Officer which has a current expiration date of June 2013.  In the event of a change of control, the contract provides that Mr. Pickett will receive salary and bonus in effect up to the date of the remaining portion of the contract.

As of December 31, 2010, there are no other employment contracts that have non-cancelable terms in excess of one year.

Grants of Plan-Based Awards

All options granted to our named executive officers in 2010 are either incentive stock options or non-qualified stock options. The exercise price per share of each option granted to our named executive officers reflects the closing price of our common stock on the NYSE Amex exchange on the date of the grant. All of the stock options granted to our named executive officers in 2010 were granted under our 2003 Key Services Stock Option Plan.

Our Stock Option Plans

The Company maintains one stock option plan.

2003 Key Services Stock Option Plan. In 2003, we adopted and our stockholders approved the 2003 Key Services Stock Option Plan (the “2003 Plan”), covering key employees, officers, outside directors or third party consultants to the Company or any of its affiliates. The 2003 Plan authorizes the grant and issuance of two different types of Stock Options (“Stock Options”), which can qualify as “incentive stock options” under the Internal Revenue Code (the “Code”), or as “non-qualified stock options”. Options may be awarded by the Compensation Committee, although the Board of Directors may exercise any authority of the Committee under the 2003 Plan in lieu of the Committee’s exercise thereof. Under the 2003 Plan, an aggregate of 1,700,000 shares of our common stock are reserved for issuance upon the exercise of options which are granted. The purchase price of the common stock under each option granted under the 2003 Plan is established by the Board of Directors provided, that the exercise price per share shall not be less than the closing price of the Company’s common stock on the date the option is granted.  Vesting of the Stock Options is in the discretion of the Committee, however, they typically vest over a period of seven (7) years.

The following table sets forth certain information regarding grants of plan-based awards to our named executive officers for the fiscal year ended December 31, 2010:

			Grants of Plan-Based Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares of Stock or Units	Number of Securities Underlying Options	Exercise of Base Price of Option Awards	Grant Date Fair Value of Stock and Options Awards(1)
Gary Pickett	7/8/10	-	-	-	-	-	-	-	10,000	$2.46	$9,800
Leonard Keen	7/8/10	-	-	-	-	-	-	-	10,000	$2.46	$9,800

(1)
Amounts shown represent the total fair value of awards calculated as of the grant date in accordance with ASC Topic 718 and do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. For incentive stock awards, grant date fair value is calculated using the closing price of the Company's common stock on the date of grant.  In accordance with ASC Topic 718, the grant date fair value for stock option awards granted on July 8, 2010 was $0.98 per option.

Options Exercises During Fiscal 2010

There were no options exercised during the year ended December 31, 2010 by the Named Executive Officers.

Outstanding Equity Awards

The following table presents information with respect to each unexercised stock option held by Bovie's Named Executive Officers as of December 31, 2010.

		Outstanding Equity Awards at 12/31/10
Name		# of Securities Underlying Unexercised Options(# Exercisable)	# of Securities Underlying Unexercised Options (# Unexercisable) (*)	Option Exercise Price ($/sh)	Option Expiration Date 10 Years After Grant Date
Andrew Makrides		25,000	--	3.25	9/29/2013
		25,000	--	2.13	9/23/2014
		25,000	--	2.25	5/5/2015
J. Robert Saron		12,500	--	3.25	9/29/2013
		12,500	--	2.13	9/23/2014
		12,500	--	2.25	5/5/2015
Moshe Citronowicz		25,000	--	3.25	9/29/2013
		25,000	--	2.13	9/23/2014
		25,000	--	2.25	5/5/2015
Gary Pickett		20,000	11,429	8.66	1/12/2017
		5,000	2,857	7.10	3/29/2017
		12,500	10,714	8.32	10/26/2019
		10,000	10,000	2.46	7/12/2020
Leonard Keen	(1)	100,000	100,000	7.45	3/2/2020
		10,000	10,000	2.46	7/12/2020

(1) Inducement for employment issuance on March 2, 2010 for 100,000 stock options.

Compensation of Non-Employee Directors

The following is a table showing the director compensation for the year ended December 31, 2010:

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($) ***		Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
Brian Madden **	$0	$0	$8,977	* (1)	$0	$0	$0	$8,977
Michael Norman	$0	$0	$9,800	* (2)	$0	$0	$0	$9,800
August Lentricchia	$0	$0	$9,800	* (3)	$0	$0	$0	$9,800
Steven MacLaren	$0	$0	$9,800	* (4)	$0	$0	$0	$9,800
Dr. Peter Pardoll	$0	$0	$9,800	* (5)	$0	$0	$0	$9,800
Greg Konesky	$0	$0	$9,800	* (6)	$0	$0	$0	$9,800

*** These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation).  Pursuant to SEC rule changes effective February 28, 2010, we are required to reflect the total grant date fair values of the option grants in the year of grant, rather than the portion of this amount that was recognized for financial statement reporting purposes in a given fiscal year which was required under the prior SEC rules, resulting in a change to the amounts reported in prior Annual Reports.

** (1) Mr. Madden, who resigned from the board in November 2009 was granted 9,160 stock options on July 8, 2010 prorated for his services during the 2009 calendar year, which had a fair value of $0.98 per option.

* (2) Mr. Norman was granted 10,000 stock options on July 8, 2010 which had a fair value of $0.98 per option.

* (3) Mr. Lentricchia was granted 10,000 stock options on July 8, 2010 which had a fair value of $0.98 per option.

* (4) Mr. MacLaren was granted 10,000 stock options on July 8, 2010 which had a fair value of $0.98 per option.

* (5) Dr. Pardoll, who resigned from the Board in March 2011, was granted 7,500 stock options on July 8, 2010 which had a fair value of $0.98 per option.

* (6) Mr. Konesky was granted 7,500 stock options on July 8, 2010 which had a fair value of $0.98 per option.

Directors' compensation is determined by the Board of Directors based upon recommendations from the Compensation Committee. The Board periodically grants directors stock options in order to assure that they have proper incentives and an opportunity for an ownership interest in common with other stockholders.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, as well as compensation awarded pursuant to the Company’s equity incentive plans.

Messrs. MacLaren, Norman, Geraghty and Lentricchia served on the Compensation Committee during 2010, with Mr. MacLaren serving as Chairman.

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries although Mr. MacLaren presently acts as a consultant to the Company. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

COMPENSATION COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in the Company’s Annual Report on Form 10-K with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of June 30, 2011, with respect to the beneficial ownership of the Company’s common stock by its executive officers, directors, all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares and by all officers and directors as a group.

	Number of Shares
Name and Address	Title	Owned (i)	Nature of Ownership	Percentage of Ownership (i)

RENN Universal Growth Investment	Common	1,100,000 (xv)	Beneficial	6.2%
Trust
Frost National Bank
8201 Preston Road, Suite 540
Dallas, TX 75206

Andrew Makrides	Common	674,213 (ii)	Beneficial	3.8%
734 Walt Whitman Road
Melville, NY 11746

George Kromer	Common	336,508 (iii)	Beneficial	1.9%
734 Walt Whitman Road
Melville, NY 11746

J. Robert Saron	Common	424,819 (iv)	Beneficial	2.4%
5115 Ulmerton Rd.
Clearwater, FL 33760

Gregory Konesky	Common	24,286 (vi)	Beneficial	0.1%
734 Walt Whitman Road
Melville, NY 11746

Mike Norman	Common	75,357 (vii)	Beneficial	0.4%
734 Walt Whitman Road
Melville, NY 11746

Moshe Citronowicz	Common	481,504 (v)	Beneficial	2.7%
5115 Ulmerton Rd.
Clearwater, FL 33760

Gary Pickett	Common	17,500 (viii)	Beneficial	0.1%
5115 Ulmerton Rd.
Clearwater, FL 33760

Leonard Keen	Common	15,714 (ix)	Beneficial	0.1%
5115 Ulmerton Rd.
Clearwater, FL 33760

August Lentricchia	Common	7,671 (x)	Beneficial	0.0%
734 Walt Whitman Road
Melville, NY 11746

Name and Address	Title	Owned (i)	Nature of Ownership	Percentage of Ownership (i)

Steven MacLaren	Common	8,929 (xi)	Beneficial	0.1%
5115 Ulmerton Rd.
Clearwater, FL 33760

Lawrence Waldman	Common	- (xiii)	Beneficial	0.0%
734 Walt Whitman Road
Melville, NY 11746

Michael Geraghty	Common	- (xiv)	Beneficial	0.0%
5115 Ulmerton Road
Clearwater, FL 33760

Officers and Directors as a group (12 Persons)		2,066,501 (xii)		11.7%
[Missing Graphic Reference]

(i) Based on 17,742,538 outstanding shares of Common Stock and 1,738,560 outstanding options to acquire a like number of shares of Common Stock as of June 30, 2011, of which officers and directors owned a total of 632,500 options (407,857 vested and 224,653 unvested) and 1,658,644 shares at June 30, 2011.  We have calculated the percentages on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has current or future right to acquire pursuant to options, warrants, conversion privileges or other rights.

(ii) Includes 599,213 shares and 75,000 ten year options owned by Mr. Makrides exercisable at prices ranging from $2.13 for 25,000 shares to $3.25 for 25,000 shares.

(iii) Includes 261,508 shares and 75,000 ten year options owned by Mr. Kromer exercisable at prices ranging from $2.13 for 25,000 shares to $3.25 for 25,000 shares.

(iv) Includes 387,319 shares and 37,500 ten year options owned by Mr. Saron exercisable at prices ranging from $2.13 for 12,500 shares to $3.25 for 12,500 shares.

(v) Includes 406,504 shares and 75,000 ten year options owned by Mr. Citronowicz exercisable at prices ranging from $2.13 for 25,000 shares to $3.25 for 25,000 shares.

(vi) Includes 2,500 shares and 21,786 ten year options owned by Mr. Konesky exercisable at prices ranging from $1.30 for 5,000 shares to $7.85 for 7,500 shares. These options vest over a 7 year period.

(vii) Includes 75,357 ten year options owned by Mr. Norman exercisable at prices ranging from $2.13 for 25,000 shares to $8.66 for 12,500 shares. These options vest over a 7 year period.

(viii) Includes 17,500 ten year options owned by Mr. Pickett exercisable at prices ranging from $2.46 for 10,000 shares to $8.66 for 20,000 shares. These options vest over a 7 year period.

(ix) Includes 15,714 ten year options owned by Mr. Keen exercisable at prices ranging from $2.46 for 10,000 shares to $7.45 for 100,000 shares. These options vest over a 7 year period.

(x) Includes 1,600 Shares owned by Mr. Lentricchia and 6,071 ten year options issued to Mr. Lentricchia exercisable at prices ranging from $2.46 for 10,000 shares to $8.32 for 10,000 shares. These options vest over a period of 7 years.

(xi) Includes 8,929 ten year options owned to Mr. MacLaren exercisable at prices ranging from $2.46 for 10,000 shares to $8.66 for 5,000 shares. These options vest over a 7 year period.

(xii) Includes 407,857 ten year options exercisable at prices ranging from $1.30 for 5,000 shares to $8.66 for 20,000 shares. These options vest over a 7 year period.  The last date options can be exercised is July 12, 2020.

(xiii) Excludes 7,500 options issued March 18, 2011 exercisable at a price of $2.81.  These options vest over a period of 7 years.

(xiv) Excludes 7,500 options issued March 18, 2011 exercisable at a price of $2.81.  These options vest over a period of 7 years.

(xv)  RENN Universal Growth Investment Trust (RUGIT) is deemed to have beneficial ownership of these shares.  RUGIT shares voting and dispositive power over these shares with RENN Capital Group, Inc. pursuant to an investment advisory agreement.  The information provided is based upon Schedule 13G filed by RENN Universal Growth Investment Trust (RUGIT), on March 7, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us, we believe that during the year ended December 31, 2010 all officers, directors and ten percent beneficial owners who were subject to the provisions of Section 16(a) complied with all of the filing requirements during the year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is that employees, non-employees, and third parties must obtain authorization from the appropriate department executive manager, for any business relationship or proposed business transaction in which they or an immediate family member has a direct or indirect interest, or from which they or an immediate family member may derive a personal benefit (a “related party transaction”). The maximum dollar amount of related party transactions that may be approved as described above in this paragraph in any calendar year is $120,000. Any related party transactions that would bring the total value of such transactions to greater than $120,000 must be referred to the Audit Committee to determine the procedure for approval, and then have the recommendations presented to the Board of Directors for approval.

Steve Livneh, a former director and former officer of Bovie, is the founder and principal of Lican Developments LTD (“Lican”), an Ontario, Canada Corporation. Lican may in the future also receive ongoing royalties ranging from 2.5% to 3% of sales of certain products. During 2010 and prior to our terminating our contractual relationship, Lican provided research and development consulting in the continued development of our Seal-N-Cut™ product line and was paid consulting fees approximating $230,000.  Mr. Livneh received approximately $42,000 in consulting fees in 2009.

Steven MacLaren, a director of Bovie, is president and a shareholder of Ronin Consulting Group, Inc., a company which provided various financial and analytical project consulting services to Bovie. Ronin Consulting Group, Inc. was paid fees approximating $80,000, $99,800 and $100,000 during 2010, 2009 and 2008, respectively.

A relative of Bovie’s chief operating officer is considered a related party. Arik Zoran, was an employee of the Company during 2010 in charge of the engineering department and was paid inclusive of benefits $192,014, $188,363, and $197,272 for 2010, 2009 and 2008 respectively.  As of December 31, 2010, Mr. Zoran is no longer an employee of the Company but rather a paid consultant.

Greg Konesky, a director of Bovie, is a consultant to the Company during 2010 and received approximately $30,000 in consulting fees.

PROPOSAL TWO

APPROVAL OF THE 2011 SHARE INCENTIVE PLAN

At the Annual Meeting, shareholders will be asked to approve the Company's 2011 Share Incentive Plan (the “2011 Plan”), which was adopted by the Board of Directors subject to approval by the Company's shareholders. The Company's Board of Directors considers the 2011 Plan to be important to: (i) aid in maintaining and developing key employees capable of assuring the future success of the Company and to offer such personal incentives to put forth maximum efforts for the success of the Company's business; (ii) to enhance the Company's ability to attract and retain the services of experienced and knowledgeable outside directors; and (iii) to afford such key employees and outside directors an opportunity to acquire a proprietary interest in the Company, thereby aligning their interests with the interests of the Company's shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2011 SHARE INCENTIVE PLAN.

Summary of the New Plan

The following summary of the main features of the 2011 Plan is qualified in its entirety by reference to the complete text of the 2011 Plan, which is set forth as Exhibit A to this Proxy Statement.  For purposes of the discussion contained in this Proposal No. 3, all capitalized terms shall have the meaning proscribed to such terms in the 2011 Plan, except as otherwise provided.  A copy of the 2011 Plan is annexed to this Proxy Statement as Exhibit A.

The 2011 Plan authorizes the grant and issuance of two different types of Awards: Options (“Stock Options”), which can qualify as “incentive stock options” under the Code, or as “non-qualified stock options;” and Restricted Stock, which is stock that is contingent on an employee satisfying conditions, including without limitation continued employment, passage of time or satisfaction of performance criteria.

The 2011 Plan has a number of special terms and limitations, including:

•	The exercise price for Stock Options granted under the 2011 Plan must at least equal the Shares’ fair market value at the time the Stock Option is granted;
•	The 2011 Plan expressly states that Stock Options granted under it can not be “repriced,” as defined in the 2011 Plan, without shareholder approval;
•	750,000 shares, are proposed to be available for granting any Award under the 2011 Plan; and
•	Shareholder approval is required for certain types of amendments to the 2011 Plan.

Eligibility

Any Key Employee, including any Key Employee who is an officer or director of the Company or any Affiliate, any Outside Director or a third party consultant to the Company or any Affiliate shall be eligible to be designated a Participant; provided however, that an Incentive Stock Option shall not be granted to:

(1) an Outside Director; or (2) an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

Administration

The 2011 Plan will be administered by the Committee, although the Board of Directors may exercise any authority of the Committee under the 2011 Plan in lieu of the Committee's exercise thereof.

Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock; (vi) determine whether to, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash or Shares payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Shares Available for Awards

The aggregate number of Shares that can be issued under the 2011 Plan may not exceed 750,000 (including pursuant to Incentive Stock Options). If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or if an Award otherwise terminates without the delivery of any shares or cash payments to be received thereunder, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any shares that are used by a Participant as full or partial payment to the Company of the purchase price of Shares acquired upon exercise of an Option or satisfy applicable tax withholding requirements (including social insurance requirements) upon the exercise or vesting of an Award shall again be available for granting Awards.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or securities or other property) subject to outstanding Awards and (iii) the exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Awards

The 2011 Plan authorizes the grant and issuance of the following types of Awards: Stock Options and Restricted Stock.

Stock Options

Subject to the express provisions of the 2011 Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of Stock Options, the events causing a Stock Option to expire, the number of shares subject to any Stock Option, the restrictions on transferability of a Stock Option, and such further terms and conditions, in each case not inconsistent with the 2011 Plan, as may be determined from time to time by the Committee. The 2011 Plan expressly provides that the Company cannot "reprice" Stock Options without shareholder approval. The exercise price for Stock Options may not be less than 100% of the fair market value of the Common Stock (as determined pursuant to the 2011 Plan) at the time the Stock Option is granted. The term of each Option shall be fixed by the Committee, but such term shall not exceed 10 years from the date on which such Option is granted. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash and or shares having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

Restricted Stock

The Committee may make Awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions as the Committee may impose, including, without limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These Awards may be subject to forfeiture and reacquired by the Company upon any conditions or criteria established by the Committee, including without limitation termination of employment or upon resignation or removal as an Outside Director during the applicable restriction period.

Amendments and Termination

The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that:

•	change the maximum number of shares of Common Stock for which Awards may be granted under this Plan;
•	extend the term of this Plan; or
•	change the class of persons eligible to participate in the Plan.

The Committee may amend, alter or discontinue an Award made under the Plan which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change in control, recapitalization, stock dividend, stock split, reorganization, merger, consolidation or similar type transaction that such amendment or alteration either is required or advisable in order for the Company, the Plan or any Award granted to satisfy any law or regulation or to meet the requirements of any accounting standard.

No Award granted under the 2011 Plan shall be granted pursuant to the 2011 Plan more than 10 years after the date of the Company's Shareholder's adoption of the 2011 Plan.

Income Tax Withholding; Tax Bonuses

Withholding. In order to comply with all applicable federal, state or foreign income tax or social insurance contribution laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or foreign payroll, withholding, income, social insurance contributions or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal, state and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter to approve bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal, state and foreign taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Tax Effect to Company

The Company generally will be entitled to a tax deduction in connection with an Award under the 2011 Plan in an amount equal to the compensation income (ordinary income) realized by a Participant and at the time the Participant recognizes such income (for example, the exercise of a NQSO). Special rules limit the deductibility of compensation paid to certain Covered Employees of the Company (as defined by Section 162(m) of the Code, the annual compensation paid to any of these Covered Employees will be deductible only to the extent that does not exceed $1,000,000 or if the compensation is paid solely on account of attaining one or more pre-established, objective performance goals. The 2011 Plan has been constructed such that some Awards in the Committee’s discretion may qualify as “performance-based compensation” under Section162(m) of the Code and thus would be deductible even if the total compensation paid to the Covered Employee is in excess of $1,000,000. However, whether an Award will qualify under Section 162(m) as "performance-based compensation" will depend on the terms, conditions and type of the Award issued to the Covered Employee. For example, grants of Stock Options or Restricted Stock often vest only according to the optionee’s or grantee's length of employment rather than pre-established performance goals. Therefore, the compensation derived from the Awards made to Covered Employees may not be deductible by the Company to the extent the Covered Employee's total compensation exceeds $1,000,000.

Vote Required

Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting is required to approve the 2011 Plan.

The Board believes that the approval of the 2011 Plan is in the Company’s and the stockholder’s best interests. The Company’s non-employee directors have an interest in the proposal to adopt the 2011 Plan since each is an eligible Participant in Awards under the 2011 Plan.

PROPOSAL THREE

RATIFICATION OF SELECTION OF AUDITORS

The Board, upon the recommendation of the Audit Committee, has appointed Kingery & Crouse PA, (“Kingery”) Certified Public Accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2011.  Representatives of Kingery are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF KINGERY & CROUSE, PA AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2011.

The following table sets forth the aggregate fees billed to us for fiscal years ended December 31, 2010 and 2009 by our current accountants, Kingery & Crouse P.A. (in thousands) :

	2010	2009
Audit Fees (1)	$165	$143

Non-Audit Fees:
Related Fees(2)	11	52
Tax Fees(3)	-	7
All other Fees(4)	3	12
Total Fees billed	$179	$214

(1) Audit fees consist of fees billed for professional services rendered for the audit of Bovie’s annual financial statements and reviews of its interim consolidated financial statements included in quarterly reports and other services related to statutory and regulatory filings or engagements.

(2) Related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or reviews of Bovie’s consolidated financial statements and are not reported under “Audit Fees”.

(3) Tax fees consist of fees billed for professional services rendered for tax compliance and tax advice (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4) All other fees consist of fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT

Our Audit Committee is composed of “independent” directors, as determined in accordance with Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent registered public accounting firm’s qualifications, independence and performance for us. Management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for 2010.

The Audit Committee has:

•	reviewed and discussed our audited financial statements with management and Kingery & Crouse, P. A., the independent public accountants

•	discussed with Kingery & Crouse, P.A. matters required to be discussed by SEC and PCAOB requirements, as may be modified or supplemented; and

•
received from Kingery & Crouse, P. A. the written disclosures and the letter regarding their independence as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as may be modified or supplemented, and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management and with Kingery & Crouse, P. A.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The Audit Committee
Michael Norman, Chairman
August Lentricchia
Lawrence Waldman

The foregoing Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2012 Annual Meeting of Stockholders must be received in writing at the Company’s offices at 5115 Ulmerton Road, Clearwater, Florida 33760, Attn: Corporate Secretary, no later than May 2, 2012 for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Such proposals must comply with applicable SEC rules and regulations.

In order for any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) to be presented directly at next year’s annual meeting, we must receive written notice of the proposal in a timely manner. If such notice is received, proxies may be voted at the discretion of management if we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter.

OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons appointed as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

WE ARE PROVIDING HEREWITH, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. IF ANY PERSON RECEIVES THIS PROXY MATERIALS WITHOUT THE FOREGOING DOCUMENTS, THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, UPON A WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORTS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, BOVIE MEDICAL CORPORAITON, 5115 ULMERTON ROAD, CLEARWATER, FLORIDA 33760. THE COMPANY'S TELEPHONE NUMBER AT SUCH OFFICE IS (727) 384-2323.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors

EXHBIT A

BOVIE MEDICAL CORPORATION
2011 SHARE INCENTIVE PLAN

BOVIE MEDICAL CORPORATION
2011 SHARE INCENTIVE PLAN

Section 1.                      Purpose.

The purposes of the Bovie Medical Corporation Share Incentive Plan (the “Plan”) are to: (i) aid in maintaining and developing key employees capable of assuring the future success of Bovie Medical Corporation (the “Company”), and to offer such personnel incentives to put forth maximum efforts for the success of the Company’s business; (ii) to enhance the Company’s ability to attract and retain the services of experienced and knowledgeable outside directors; and (iii) to afford such key employees and outside directors an opportunity to acquire a proprietary interest in the Company, thereby aligning their interests with the interests of the Company’s stockholders.

Section 2.                      Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)
“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)	“Award” shall mean any Option or Restricted Stock granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(e)
“Committee” shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than three (3) directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3.

(f)
“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Shares on a given date shall be the closing price of the Shares on such date on the NYSE Amex Exchange (“NYSE”) or any other national securities exchange on which the Company’s Common Stock is listed.

(g)	“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(h)	“Key Employee” shall mean any employee of the Company or any Affiliate who the Committee determines to be a key employee.

(i)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(j)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(k)	“Outside Director” shall mean each member of the Board of Directors of the Company that is not also an employee of the Company or any Affiliate of the Company.

(l)	“Participant” shall mean either: (i) a Key Employee, (ii) an Outside Director, or (iii) a third party consultant to the Company or any Affiliate designated to be granted an Award under the Plan.

(m)	“Person” shall mean any individual, corporation, partnership, association or trust.

(n)	“Restricted Stock” shall mean any Share granted under Section 6(b) of the Plan.

(o)	“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

(p)
“Shares” shall mean shares of Common Stock, $.001 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

Section 3.                      Administration.

(a)           Power and Authority of the Committee. The Plan shall be administered by the Board of Directors, or if the Board of Directors shall so designate, by the Committee.  For purposes of this Plan, references to the Committee shall mean either the Board of Directors or the Committee if the Committee has been designated by the Board of Directors to administer the Plan.  Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash or Shares payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)           Meetings of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as the Committee may determine. A majority of the Committee’s members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

Section 4.                      Shares Available for Awards.

(a)           Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares available for the granting of Awards under the Plan shall be 750,000. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares or cash payments to be received thereunder, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any Shares that are used by a Participant as full or partial payment to the Company of the purchase price of Shares acquired upon exercise of an Option or to satisfy applicable tax withholding requirements (including social insurance requirements) upon the exercise or vesting of an Award shall again be available for granting Awards.

(b)           Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)           Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or securities or other property) subject to outstanding Awards and (iii) the exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5.                      Eligibility.

Any Key Employee, including any Key Employee who is an officer or director of the Company or any Affiliate, any Outside Director or a third party consultant to the Company or any Affiliate shall be eligible to be designated a Participant; provided, however, that an Incentive Stock Option shall not be granted to: (1) an Outside Director; or (2) an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

Section 6.                      Awards.

(a)           Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)                 Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of the Shares on the date such option is granted.

(ii)                 Option Term. The term of each Option shall be fixed by the Committee, but such term shall not exceed 10 years from the date on which such Option is granted.

(iii)                 Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)           Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)                 Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)                 Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iii)                 Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment or upon resignation or removal as an Outside Director (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

(c)           General.

(i)                 No Cash Consideration for Awards. Except as otherwise determined by the Committee, Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)                 Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)                 Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in Shares, cash or a combination thereof as the Committee shall determine, and may be made in a single payment, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.

(iv)                 Limits On Transfer of Awards. No Award and no right under any such Award shall be assignable, alienable, salable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that a Participant may, in the manner established by the Committee,

(A)           designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant, or

(B)           transfer a Non-Qualified Stock Option to any “family member” (as such term is used in Form S-8 under the Securities Act of 1933) of such Participant, provided that (1) there is no consideration for such transfer or such transfer is effected pursuant to a domestic relations order in settlement of marital property rights, and (2) the Non-Qualified Stock Options held by such transferees continue to be subject to the same terms and conditions (including restrictions or subsequent transfers) as were applicable to such Non-Qualified Stock Options immediately prior to their transfer.

Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant, by a transferee pursuant to a transfer permitted by clause (B) of this Section 6(c)(iv), or, if permissible under applicable law, by the Participant’s or such transferee’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)                 Term of Awards. Subject to the terms of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vi)                 Restrictions; Securities Exchange Listing. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal, state or foreign securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares are traded on a securities exchange, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares have been admitted for trading on such securities exchange.

Section 7.                      Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)           Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that:

(i)                 absent such approval, would cause Rule 16b-3 to become unavailable with respect to the Plan;

(ii)                 requires the approval of the Company’s stockholders under any rules or regulations of NYSE Amex, or, if applicable National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; or

(iii)                 requires the approval of the Company’s stockholders under the Code in order to permit Incentive Stock Options to be granted under the Plan.

(b)           Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively, subject to Section 7(c) of the Plan. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof.

(c)           Prohibition on Option Repricing. The Committee shall not reduce the exercise price of any outstanding Option, whether through amendment, cancellation or replacement grants, or any other means, without shareholder approval.

(d)           Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.                      Income Tax Withholding; Tax Bonuses.

(a)           Withholding. In order to comply with all applicable federal, state or foreign income tax or social insurance contribution laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or foreign payroll, withholding, income, social insurance contributions or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal, state and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b)           Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter to approve bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal, state and foreign taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.                      General Provisions.

(a)           No Rights to Awards. No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

(b)           Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Key Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

(c)           Terms of Awards. The specific terms of an Award pursuant to the Plan shall be set forth in an Award Agreement duly executed (by manual, facsimile or electronic signature) on behalf of the Company.

(d)           No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)           No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or any right to remain as a member of the Board of Directors, as the case may be. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment (or remove an Outside Director), free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)           Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principals.

(g)           Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h)           No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j)           Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.                      Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

Section 11.                      Term of the Plan.

Awards shall be granted under the Plan during a period commencing the date the Plan was approved by the stockholders of the Company, through a date which is ten (10) years from the date of such shareholder approval. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the ending date of the period stated above, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

BOVIE MEDICAL CORPORATION

PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 18, 2011.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of Notice of Annual  Meeting of Stockholders and Proxy Statement of Bovie Medical Corporation in connection with the 2010 Annual Meeting to be held on October 18, 2011, and appoints Andrew Makrides and George W. Kromer, Jr., or either of them, proxy with power of substitution, for and in the name of the undersigned, and hereby authorizes each or either of them to represent and to vote, all the shares of common stock of Bovie Medical Corporation, a Delaware corporation ("Company"), that the undersigned would be entitled to vote at our Annual Meeting of Stockholders ("Annual Meeting") on October 18, 2011 and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting, hereby revoking any proxy heretofore given. The proxy holder appointed hereby is further authorized to vote in his discretion upon such other business as may properly come before the Annual Meeting. This proxy will be voted as specified.  If no direction is made, this proxy will be voted in favor of all proposals.

THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED ON PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPSOAL 3.

[X] Please mark your votes
   as in this example using
   dark ink only.

1.           The election of the following nominees to the Company’s Board of Directors to serve until the 2011 Annual Meeting of Shareholders: Andrew Makrides, J. Robert Saron, George Kromer, Michael Norman, August Lentricchia, Steven MacLaren, Michael Geraghty, Lawrence J. Waldman and Gregory Konesky.

FOR	[ ]
all nominees
(except as marked
to the contrary below)

WITHHOLD [ ]
AUTHORITY
to vote for all
nominees listed above

FOR ALL EXCEPT [ ]

Andrew Makrides [ ]
J. Robert Saron [ ]
George Kromer [ ]
Michael Norman [ ]
August Lentricchia [ ]
Steven MacLaren [ ]
Michael Geraghty [ ]
Lawrence J. Waldman [ ]
Gregory Konesky [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee you wish to withhold authority.

2.           The approval of the 2011 Share Incentive Plan.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.           The ratification of the appointment of Kingery & Crouse PA as the Company’s independent public accountants for the year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.           In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

Please sign exactly as your name appears and return this proxy card immediately in the enclosed stamped self-addressed envelope.

Signature(s)  ____________________                                                                                     Signature  _____________________
Dated:  _________________

NOTE:              Please mark, date and sign exactly as name(s) appear on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. Executors, administrators, attorneys, trustees, or guardians should state full title or capacity. Joint owners should each sign.  If signer is a partnership, please sign in partnership name by authorized person.